Exhibit 10.5
Stock Pledge Agreement
This Stock Pledge Agreement (this “Pledge Agreement”) dated as of December 3, 2008, is executed and delivered by UT Gaming, Inc., a Delaware corporation (“Pledgor”), to National City Bank, a national banking association (“Lender”).
1. Background.
A. Contemporaneously herewith, Lender is providing certain loans, extensions of credit and other financial accommodations (collectively the “Financial Accommodations”) to Youbet.com, Inc., a Delaware corporation (“Youbet”), United Tote Company, a Montana corporation (“United Tote”), and Youbet Services Corporation, a Delaware corporation (“Youbet Services”) (Youbet, United Tote and Youbet Services are each individually a “Borrower” and collectively the “Borrowers”), evidenced by, among other things, (i) that certain Loan and Security Agreement of even date herewith by and between Borrowers and Lender (as amended, renewed or restated from time to time, the “Loan Agreement”), (ii) that certain Revolving Note of even date herewith executed and delivered by Borrowers to Lender in a maximum aggregate principal amount of up to Five Million and no/100 Dollars ($5,000,000.00) (as amended, renewed or restated from time to time, the “Revolving Note”), (iii) that certain Term Note A of even date herewith executed and delivered by Borrowers to Lender in the original principal amount of up to Ten Million and no/100 Dollars ($10,000,000.00) (as amended, renewed or restated from time to time, “Term Note A”), and (iv) the other documents, agreements and instruments referenced in any of the foregoing or otherwise executed and delivered from time to time by or on behalf of one or more Borrowers to Lender (the “Other Agreements”; the Other Agreements, together with the Loan Agreement, the Revolving Note and Term Note A are collectively the “Loan Documents”).
B. Lender is willing to provide the Financial Accommodations to Borrowers provided, among other things, Pledgor executes and delivers this Pledge Agreement to Lender.
C. Pledgor acknowledges and agrees that (i) Pledgor is a Guarantor and owns one hundred percent (100%) of the outstanding capital stock of United Tote, and is thus benefitted by the Financial Accommodations made by Lender to Borrowers, (ii) Pledgor’s execution and delivery of this Pledge Agreement is a material inducement to Lender providing the Financial Accommodations to Borrowers, and (iii) without this Pledge Agreement, Lender would not have provided the Financial Accommodations to Borrowers.
D. In consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of such consideration is hereby acknowledged by Pledgor, Pledgor hereby covenants unto and agrees with Lender as set forth in this Pledge Agreement.
2. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

3. Pledge. Pledgor hereby pledges to Lender and grants to Lender a first position priority security interest and lien in and to the following (collectively the “Pledged Collateral”):
(a) All of the shares of capital stock of United Tote, now or at any time or times hereafter owned by Pledgor or held beneficially for Pledgor, and the certificates representing the shares of such capital stock (such now-owned shares being identified on Exhibit “A” attached hereto and made a part hereof), all options and warrants for the purchase of shares of the capital stock of United Tote now or hereafter held in the name of Pledgor or held beneficially for Pledgor (said capital stock, options and warrants and all capital stock held in the name of or beneficially for Pledgor as a result of the exercise of such options or warrants being hereinafter collectively referred to as the “Pledged Stock”), herewith delivered to Lender accompanied by stock powers in form and substance acceptable to Lender (the “Powers”) duly executed in blank, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock;
(b) One hundred percent (100%) of all additional shares of stock of United Tote acquired by Pledgor in any manner, and the certificates representing such additional shares (any such additional shares shall constitute part of the Pledged Stock and Lender is irrevocably authorized to amend Exhibit “A” from time to time to reflect such additional shares), and all options, warrants, dividends, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;
(c) The property and interests in property described in Section 5 below; and
(d) All proceeds of the foregoing.
4. Security for the Liabilities. The Pledged Collateral secures the full and timely payment and performance of the Liabilities and the Covenants, including, without limitation, the Liabilities and Covenants referenced in or evidenced by the Loan Documents.
5. Pledged Collateral Adjustments. If, during the term of this Pledge Agreement:
(a) Any stock dividend, reclassification, readjustment, split or other change is declared or made in the capital structure of United Tote or any option included within the Pledged Collateral is exercised, or both, or
(b) Any subscription warrants or any other rights or options shall be issued in connection with the Pledged Collateral, then such shares, warrants, rights, options or other securities shall be immediately delivered to and held by Lender under the terms of this Pledge Agreement and shall constitute Pledged Collateral hereunder; provided, however, that nothing contained in this Section 5 shall be deemed as Lender’s consent to any stock dividend, issuance of additional stock, warrants, rights or options, reclassification, readjustment, split or other change in the capital structure of United Tote except as set forth in the Loan Agreement.

6. Subsequent Changes Affecting Pledged Collateral. Pledgor represents, warrants and covenants unto Lender that it has made its own arrangements for keeping itself informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that Lender shall not have any obligation to inform Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. Lender may, after the occurrence and continuance of an Event of Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee’s name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, upon the occurrence and continuance of an Event of Default, Lender may at any time exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.
7. Representations, Warranties and Covenants. As of the date hereof, Pledgor further represents, warrants and covenants unto Lender as follows:
(a) Pledgor is the sole legal and beneficial owner of all the shares of the common stock of United Tote set forth on Exhibit “A” free and clear of any lien or encumbrance, except for the security interest created by this Pledge Agreement, and that such stock constitutes one hundred percent (100%) of the issued and outstanding capital stock of United Tote as of the date of this Pledge Agreement;
(b) All of the Pledged Stock has been duly authorized, validly issued and is fully paid and non-assessable;
(c) Pledgor has full legal capacity to enter into this Pledge Agreement;
(d) There are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Collateral (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally);
(e) Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer such Pledged Collateral free of any liens or encumbrances;
(f) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other person or entity is required either (i) for the pledge of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by Pledgor, or (ii) for the exercise by Lender of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally and except for those authorizations and approvals already obtained or notices already provided);
(g) The pledge of the Pledged Collateral pursuant to this Pledge Agreement, together with the delivery to Lender of the Pledged Collateral as required hereunder, creates a valid and perfected first position priority security interest in the Pledged Collateral, in favor of Lender securing the full and timely payment of the Liabilities and performance of the Covenants; and
(h) The Powers are duly executed and give Lender the authority they purport to confer.
The representations, warranties and covenants set forth in this Section 7 shall survive the execution and delivery of this Pledge Agreement.

8. Voting Rights. During the term of this Pledge Agreement, and except as provided in the next sentence of this Section 8, Pledgor shall have the right to vote the Pledged Collateral on all corporate questions in a manner not inconsistent with the terms of this Pledge Agreement. Upon the occurrence and continuance of an Event of Default, Lender may, at Lender’s option and following written notice from Lender to Pledgor, exercise all voting powers pertaining to the Pledged Collateral, including the right to initiate and take shareholder action by written consent, and Pledgor hereby irrevocably constitutes and appoints Lender as Pledgor’s proxy and attorney-in-fact, with full power of substitution, to do so at such time. This proxy is coupled with an interest and is irrevocable and shall continue until the termination of this Pledge Agreement in accordance with Section 15.
9. Dividends and Other Distributions.
(a) So long as no Event of Default has occurred or would result therefrom:
(i) Subject to Section 5 hereof, Pledgor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral; and
(ii) Lender shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to receive the dividends or interest payments which it is authorized to receive and retain pursuant to Section 9(a)(i) above.
(b) After the occurrence and during the continuance of an Event of Default and upon prior written notice to Pledgor:
(i) All rights of Pledgor to receive the dividends and interest payments in respect of the Pledged Collateral shall cease, and all such rights shall thereupon become vested in Lender, which shall thereupon have the sole right to receive as Pledged Collateral apply such dividends and interest payments to the Liabilities; and
(ii) All proceeds of this Section 9(b) shall be received in trust for Lender, shall be segregated from other funds of Pledgor and shall be paid over immediately to Lender as Pledged Collateral in the same form as so received (with any necessary endorsements).
10. Transfers and Other Liens. Pledgor agrees that it will not (a) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or any other shares of stock, warrants, options or other equity interests of United Tote, or (b) create or permit to exist any lien or encumbrance upon or with respect to any of the Pledged Collateral or any other shares of stock, warrants, options or other equity interests of United Tote, except, in each case.

11. Remedies.
(a) Lender shall have, in addition to any other rights and remedies given under this Pledge Agreement or by law, upon the occurrence and during the continuance of an Event of Default, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the laws of the State of Illinois. In addition, after the occurrence and during the continuance of an Event of Default, Lender shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of Lender or which Lender shall otherwise have the ability to transfer under applicable law, Lender may, in its sole discretion and without notice, except as specified below in Section 11(b) or as specifically required by the Loan Documents, after the occurrence and during the continuance of an Event of Default, sell or cause the same to be sold at any exchange, broker’s board or at public or private sale, in one or more sales or lots, at such price as Lender may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. Lender may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. Pledgor will pay to Lender all reasonable expenses (including, without limitation, court costs and reasonable attorneys’ and paralegals’ fees and expenses) of, or incidental to, the enforcement of any of the provisions hereof.
(b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, Lender will give Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by Pledgor as provided in Section 23 below at least ten (10) business days before the time of the sale or disposition; provided, however, that Lender may give any shorter notice that is commercially reasonable under the circumstances. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.
(c) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Liabilities, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Lender, in its discretion, the unlikelihood of the proceeds of the sales of the whole of the Pledged Collateral being sufficient to discharge all the Liabilities, or if applicable law would permit postponement or postponements of sale for any other reason, then Lender may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days’ notice to Pledgor.

(d) Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default, it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Pledge Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Pledgor agrees that it will not interfere with any right, power or remedy of Lender provided for in this Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Lender or any one or more of such rights, powers, or remedies. No failure or delay on the part of Lender to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by Lender with respect to any such remedies shall operate as a waiver thereof, or limit or impair Lender’s right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.
(e) Pledgor further agrees that a breach of any of the terms or provisions contained in this Pledge Agreement will cause irreparable injury to Lender, that Lender has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every term and provision contained in this Pledge Agreement shall be specifically enforceable against Pledgor.
12. Consent. Pledgor hereby consents that from time to time, before and after the occurrence of an Event of Default, with or without notice to or assent from Pledgor, any other security at any time held by or available to Lender for any of the Liabilities or any security at any time held by or available to Lender for any obligation of any other person or entity secondarily or otherwise liable for any of the Liabilities, may be exchanged, surrendered or released, and any of the Liabilities may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released, in whole or in part, as Lender may see fit, and Pledgor shall remain bound under this Pledge Agreement notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver or inaction or other dealing.
13. Bank Appointed Attorney-in-Fact. Pledgor hereby appoints Lender as its attorney-in-fact, with full authority, in the name of Pledgor or otherwise, upon the occurrence and during the continuance of an Event of Default, from time to time in Lender’s sole discretion, to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of United Tote to the name of Lender or Lender’s nominee, to exercise all voting powers pertaining to the Pledged Collateral, and to execute proxies enabling Lender and its representatives to exercise such powers and execute written consents and waivers in connection with the taking of any shareholder action, whether in the name of Pledgor or in the name of Lender; provided, however, that Lender shall have no duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. This appointment shall be irrevocable and shall continue until the termination of this Pledge Agreement in accordance with Section 15. Lender may exercise any of its rights and execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its rights and duties hereunder.

14. Waivers. Pledgor waives presentment and demand for payment, performance or observance of any of the Liabilities, protest and notice of dishonor or an Event of Default with respect to any of the Liabilities and all other notices to which Pledgor might otherwise be entitled except as otherwise expressly provided herein.
15. Term. This Pledge Agreement shall remain in full force and effect until the Liabilities have been fully paid in cash and satisfied (except for contingent Liabilities which expressly survive termination of the Loan Agreement).
16. Reinstatement. This Pledge Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor for liquidation or reorganization, should Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Liabilities, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Liabilities shall be reinstated and deemed reduced only by any amount paid and not so rescinded, reduced, restored or returned.
17. Definitions. The singular shall include the plural and vice versa and any gender shall include any other gender as the context may require.
18. Successors and Assigns. This Pledge Agreement shall be binding upon and inure to the benefit of Pledgor, Lender and their respective successors and assigns. Pledgor’s successors and assigns shall include, without limitation, a receiver, trustee and debtor-in-possession of or for Pledgor.
19. Governing Law. This Pledge Agreement shall be interpreted, and the rights and the Liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of Illinois.
20. Severability. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement; provided, however, if such invalid or unenforceable provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to have been modified so as to be valid and enforceable to the maximum extent permitted by law.
21. Further Assurances. Pledgor agrees that it will cooperate with Lender and will execute and deliver, or cause to be executed and delivered, all such other assignments separate from certificates, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as Lender may reasonably request from time to time in order to carry out the provisions and purposes of this Pledge Agreement.

22. Lender’s Duty of Care. Lender shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with Lender’s (a) gross negligence, bad faith or willful misconduct, or (b) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in Lender’s possession. Without limiting the generality of the foregoing, Lender shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred by or on behalf of Lender after an Event of Default in connection with this Pledge Agreement shall constitute part of the Liabilities secured hereby.
23. Notices. Any and all notices, demands, requests, consents, designations, waivers and other communications required or desired hereunder shall be in writing and shall be deemed effective upon delivery as set forth in the notice provisions set forth in the Loan Agreement.
24. Amendments, Waivers and Consents. No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and Pledgor, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
25. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.
26. Execution in Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.
27. Merger; Recitals. This Pledge Agreement represents the final agreement of Pledgor with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between Pledgor and Lender. The recitals set forth at the beginning of this Pledge Agreement are hereby incorporated herein by reference and made a part hereof.
[signature page follows]

In Witness Whereof, Pledgor and Lender have executed this Pledge Agreement as of the date set forth above.

National City Bank, a national banking association		UT Gaming, Inc., a Delaware corporation

By:	/s/ Brian F. Hewett Name: Brian F. Hewett	By:	/s/ James Burk Name: James Burk
	Title: Senior Vice President		Title: Chief Financial Officer
[Signature Page to Stock Pledge Agreement]

Acknowledgment
The undersigned hereby acknowledges receipt of a copy of the foregoing Stock Pledge Agreement, agrees promptly to note on its books the security interests granted under such Stock Pledge Agreement, and waives any rights or requirement at any time hereafter to receive a copy of such Stock Pledge Agreement in connection with the registration of any Pledged Collateral in the name of Lender or its nominee or the exercise of voting rights by Lender.

United Tote Company, a Montana corporation
By:	/s/ James Burk
	Name:	James Burk
	Title:	Chief Financial Officer
[Acknowledgment Page to Stock Pledge Agreement]

Exhibit “A”
to
Stock Pledge Agreement
Pledged Stock
United Tote Company,
a Montana corporation

	Percentage of
	Issued and Outstanding	Shares of Common
Cert. Nos.	Capital Stock Owned	Stock Subject to Pledge

24	100%	1,000 of Shares